Exhibit 99.1

BMHC APPOINTS WILLIAM M. SMARTT SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

SAN FRANCISCO (April 1, 2004) – Building Materials Holding Corporation (Nasdaq: BMHC) today announced that William M. Smartt has been appointed Senior Vice President and Chief Financial Officer for Building Materials Holding Corporation effective April 1, 2004.

Mr. Smartt has twenty years of experience as a Chief Financial and Administrative Officer in both small and highly complex Fortune 500 multinational conglomerates.  He most recently served for nine years as Executive Vice President and Chief Financial and Administrative Officer of DHL Worldwide Express, a leader in international air express service with 60,000 employees worldwide, with direct responsibility including finance, legal, strategic planning budgeting and analysis, real estate, risk management, among other areas.  Prior to this Mr. Smartt was Senior Vice President and Chief Financial and Administrative Officer for Relational Technology, a relational database company.  Mr. Smartt previously served as Chief Financial Officer and Vice President Finance and Administration with DiGiorgio Corporation, a conglomerate whose product lines included the manufacturing and marketing of building materials.  Early in his career, Mr. Smartt also worked for Price Waterhouse & Co.  He holds a Bachelor of Science in Business Administration from University of California, Berkeley, is a Certified Public Accountant and serves as Director and Audit Committee Chairman of Versata Inc.

Mr. Robert E. Mellor, Chairman, President and CEO stated, “In the last few years, BMHC has transitioned its business strategy to focus on construction services and expanding relationships with high-volume production homebuilders.  The Company formed BMC Construction to specifically address the unique needs of production homebuilders and, at the same time, continued to implement its acquisition strategy to grow and expand the Company.  With BMHC’s increasing size and associated complexities in today’s business environment, we believe it is prudent to enhance the management depth in the Company’s finance group.  We are very pleased to welcome Bill Smartt to BMHC’s management team.  We anticipate he will be a great asset in helping us manage our complex financial structure as we continue to grow the Company.”

Mr. Smartt will be responsible for all finance, including treasury and risk management, financial reporting, budgeting and analysis, strategic planning, taxes, and financial information systems.  Mr. Ellis Goebel has been appointed Senior Vice President Business Development and Investor Relations and will continue to report directly to Mr. Mellor.

About BMHC

Building Materials Holding Corporation is one of the largest residential construction services companies in the United States.  The Company specializes in providing construction and installation services, component manufacturing and high-quality building materials to residential builders and contractors across the nation.  Keys to BMHC’s growth strategy are increasing construction services to residential production homebuilders and entry into selective geographic markets.

Business Risks and Forward-Looking Statements

Certain statements made in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of BMHC, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks or uncertainties may include, but are not limited to, changes in costs of materials sold; changes in selling prices; competition within the construction services and building materials industry; changes in economic conditions and interest rates; integration of acquired businesses; increases in costs of raw materials and labor; retention of key management personnel; consumer confidence; household and job formation; government regulation; and general economic, business and competitive factors, all or each of which may cause actual results to differ from the statements made in this press release.  These risks and uncertainties are discussed in detail in Building Materials Holding Corporation’s Form 10-K.  Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. BMHC disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in the Annual Report on Form 10-K or this news release.

CONTACT:	Robert E. Mellor
Chairman, President and Chief Executive Officer
(415) 627-9100

or

Financial Dynamics
Investors: Leigh Parrish
Media: Christopher Katis
(415) 439-4500